UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2010

International Monetary Systems, Ltd.
(Exact name of registrant as specified in its charter)

Wisconsin	0-30853	39-1924096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Dr. New Berlin, WI	53151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 4.01       Changes in Registrant’s Certifying Accountant

On April 23, 2010, the audit committee of the board of directors of International Monetary Systems, Ltd. engaged the accounting firm of LBB & Associates Ltd., LLP (“LBB”) as principal accountants of International Monetary Systems, Ltd for the fiscal year ended December 31, 2010.  International Monetary Systems, Ltd did not consult with LBB during the most recent two fiscal years and the subsequent interim period preceding the engagement of LBB on April 23, 2010, regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on International Monetary Systems, Ltd financial statements.  Neither written nor oral advice was provided that was an important factor considered by International Monetary Systems, Ltd  in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-K.

The Company has authorized Webb & Co, the former auditors, to respond fully to any inquiries of LBB & Associates relating to their engagement as the Company's independent accountant.

Item 9.01       Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Monetary Systems, Ltd.

Date: April 28, 2010	By:	/s/ David Powell
Name: David Powell
Title: Principal Financial Officer